Exhibit 99.1

Questar Corporation 180 East 100 South P.O. Box 45433 Salt Lake City, UT 84145-0433

June 14, 2010

(N)

NYSE:STR

10-11

Contacts
Investors:	Samuel D. Brothwell
Business:	(801) 324-5174
Media:	Chad Jones
Business:	(801) 324-5495

QUESTAR BOARD APPROVES SPIN-OFF OF QEP RESOURCES

Company sets June 30, 2010 Distribution Date

SALT LAKE CITY — Questar Corporation (NYSE:STR) announced today that its board of directors has unanimously approved and set record and distribution dates for the tax-free spin-off to shareholders of its natural gas and oil exploration and production (E&P) and midstream field services businesses.

The spin-off will be structured as a pro-rata dividend of the common stock of subsidiary QEP Resources, Inc. (formerly Questar Market Resources) (QEP). The distribution will occur at 11:59 p.m. EDT on June 30, 2010 to Questar shareholders of record as of the close of business on June 18, 2010. Questar shareholders will receive one share of QEP common stock for each share of Questar common stock (including fractional shares) held as of the record date. Following the dividend, Questar shareholders will own an equal number of shares of both Questar and QEP.

Questar previously disclosed that the Internal Revenue Service has issued a private letter ruling indicating that, subject to various customary representations and assumptions, the spin-off will qualify as a tax-free transaction for U.S. federal income tax purposes. Questar urges shareholders to consult their tax advisors regarding the U.S federal, state, local and foreign tax consequences of this transaction.

Questar shareholders are not required to take any action to receive shares of QEP common stock as a result of this transaction. Shareholders who hold Questar common stock on the record date will either receive a book-entry account statement reflecting their ownership of QEP common stock, or their brokerage account will be credited with QEP shares.

Questar common stock will continue to trade the “regular way” on the New York Stock Exchange (NYSE) under the symbol STR through the distribution date of June 30, 2010 and thereafter. Shareholders who sell their shares the “regular way” on or before June 30, 2010 will also be selling their right to receive the distribution of shares of QEP common stock. Investors are urged to consult their financial advisors regarding specific implications of buying or selling Questar common stock on or before the distribution date.

QEP common stock is expected to begin trading on the NYSE on a “when-issued” basis under the symbol “QEP WI” beginning on June 16, 2010. On July 1, 2010, “when-issued” trading of QEP common stock would end and “regular way” trading under the symbol “QEP” would begin. The CUSIP number for QEP common stock will be 74733V 100 when “regular way” trading begins.

Financial and Legal Advisors

Deutsche Bank Securities Inc. and Tudor, Pickering, Holt & Co. are acting as financial advisors for the transaction. Latham & Watkins LLP is acting as legal advisor for the transaction. Skadden, Arps, Slate, Meagher, & Flom LLP is acting as legal advisor to the Board of Directors.

Additional Information:

Information regarding the distribution of QEP common stock, QEP’s business and management and Questar’s business and management will be posted on both Questar’s website, www.questar.com, and QEP’s website, www.qepres.com, prior to the distribution date.

About post-spin Questar Corporation:

Questar Corporation is a natural gas-focused energy company. Its subsidiaries include:

•	Wexpro Company, which develops and produces natural gas on behalf of Questar Gas Company’s utility customers under a 1981 agreement with state regulators;

•	Questar Pipeline Company, which operates interstate natural gas pipelines and storage facilities in the western United States;

•	Questar Gas Company, a regulated natural gas distribution utility serving over 900,000 homes and businesses in Utah, Wyoming, and Idaho.

About post-spin QEP Resources, Inc.:

QEP Resources is a domestic U.S. exploration and production company. QEP Resources subsidiaries include:

•	QEP Energy Company (formerly Questar Exploration and Production), a diversified natural gas and oil-exploration, development and production company;

•	QEP Field Services Company (formerly Questar Gas Management), a midstream field services company that gathers and processes natural gas in the Rocky Mountain region and northwest Louisiana;

•	QEP Marketing Company (formerly Questar Energy Trading), which markets natural gas and oil on behalf of QEP Energy Company and others and operates a natural gas storage facility in western Wyoming.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in industry trends;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar’s control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

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